                                                                EXHIBIT 99.1

                                                       [GRANT THORNTON LOGO]


















                                                  ROTEC CHEMICALS LIMITED

                                                  FINANCIAL STATEMENTS

                                                  FOR THE YEAR ENDED

                                                  31 DECEMBER 1996




                                                  Company no 1559052

ROTEC CHEMICALS LIMITED

FINANCIAL STATEMENTS

For the year ended 31 December 1996
-------------------------------------------------------------------------------



Company registration number:                  1559052

Registered office:                            24 Norris Way
                                              Wellingborough Road
                                              Rushden
                                              Northants
                                              NN10 6BP

Directors:                                    R I Kliene
                                              J Y Kliene
                                              J S Kliene
                                              T R Brown
                                              I J Mayes

Secretary:                                    I J Mayes

Bankers:                                      Midland Bank plc
                                              High Street
                                              Rushden
                                              Northants
                                              NN10 0NP

Solicitors:                                   Toller Hales and Collcutt
                                              55 The Headlands
                                              Kettering
                                              Northants
                                              NN15 7EY

Auditors:                                     Grant Thornton
                                              Registered Auditors
                                              Chartered Accountants
                                              Grant Thornton House
                                              Kettering Parkway
                                              Kettering Venture Park
                                              Kettering
                                              NN15 6XR


ROTEC CHEMICALS LIMITED

FINANCIAL STATEMENTS

For the year ended 31 December 1996
-------------------------------------------------------------------------------







INDEX                                                                      PAGE


Report of the directors                                                     1-2

Report of the auditors                                                        3

Principal accounting policies                                               4-5

Profit and loss account                                                       6

Balance sheet                                                                 7

Cash flow statement                                                           8

Notes to the financial statements                                          9-18

ROTEC CHEMICALS LIMITED

REPORT OF THE DIRECTORS

--------------------------------------------------------------------------------

The directors present their report together with financial statements for the year ended 31 December 1996.

PRINCIPAL ACTIVITIES

The company is principally engaged in the formulation and manufacture of plastics colour and additive masterbatches and plastic compounds. The company also operates as a distributor for a number of major international polymer manufacturers and specialist plastics additive producers.

BUSINESS REVIEW

During 1996 Rotec's enhanced manufacturing facilities were fully utilised. Sales turnover of (pound) 6,248,016 was achieved (1995: (pound) 5,549,011). The sales plan was exceeded with manufactured product sales performing well; 25% up on 1995 levels. With its continued emphasis on specialist products the company lifted gross profit by 22%, operating profit by 74% and net profit by almost 100%.

Growing demand for Rotec masterbatches led to the purchase of a new twin screw extrusion line and associated high speed blending equipment lifting production capacity by 30%. Refurbishment and replacement of ancillary compounding equipment was also undertaken. In total an investment of more than (pound) 300,000 was made in 1996.

Whilst investing in plant the company also recognises the need to invest in its personnel. In 1996 formal training budgets were implemented and development of skills encouraged. This is an ongoing programme with resources increased for 1997.

Mid year the company reorganised its marketing activities creating two focused groups to service its key markets, rotomoulding and colourants. Export potential is under review and new agents have been appointed, notably in North America where considerable opportunities for Rotec's rotomoulding materials have been identified.

The outlook for 1997 is very encouraging with significant forecasted growth in all areas of the business.

There was a profit for the year after taxation amounting to (pound) 191,631 (1995: (pound) 101,545). The directors do not recommend payment of a dividend and the profit has therefore been transferred to reserves.

DIRECTORS

The present membership of the Board is set out below. All directors served throughout the year.

The interests of the directors in the shares of the company as at 31 December 1996 and 1 January 1996, were as follows:


                                                                ORDINARY SHARES
                                                     31 DECEMBER      1 JANUARY
                                                        1996             1996

R I Kliene                                                   250            250
J Y Kliene                                                   250            250
J S Kliene                                                   500            500
T R Brown                                                    143            143
I J Mayes                                                     --             --


ROTEC CHEMICALS LIMITED

REPORT OF THE DIRECTORS

_______________________________________________________________________________

DIRECTORS' RESPONSIBILITIES FOR THE FINANCIAL STATEMENTS

Company law requires the directors to prepare financial statements for each financial year which give a true and fair view of the state of affairs of the company and of the profit or loss of the company for that period. In preparing those financial statements, the directors are required to:

-   select suitable accounting policies and then apply them consistently

-   make judgments and estimates that are reasonable and prudent

- prepare the financial statements on the going concern basis unless it is inappropriate to presume that the company will continue in business.

The directors are responsible for maintaining proper accounting records, for safeguarding the assets of the company and for taking reasonable steps for the prevention and detection of fraud and other irregularities.

AUDITORS

Grant Thornton offer themselves for reappointment as auditors in accordance with section 385 of the Companies Act 1985.

ON BEHALF OF THE BOARD

/s/ R.I. KLIENE
----------------------------------
R.I. Kliene
Director
20 March 1997

                                                           [GRANT THORNTON LOGO]



REPORT OF INDEPENDENT CHARTERED ACCOUNTANTS


TO THE BOARD OF DIRECTORS AND SHAREHOLDERS OF
ROTEC CHEMICALS LIMITED


We have audited the accompanying balance sheet of Rotec Chemicals Limited as of 31 December 1996 and the related statements of operations, shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United Kingdom and the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rotec Chemicals Limited as of 31 December 1996 and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles in the United Kingdom.

Generally accepted accounting principles in the United Kingdom vary in certain significant respects from generally accepted accounting principles in the United States. Application of generally accepted accounting principles in the United States would have affected the cash flow statement for the year ended 31 December 1996 to the extent summarized in Note 27 to the financial statements.


GRANT THORNTON
REGISTERED AUDITORS
CHARTERED ACCOUNTANTS
KETTERING
20 MARCH 1997

except for Note 28 -- Subsequent Event as to which the date is 29 APRIL 1997

ROTEC CHEMICALS LIMITED

PRINCIPAL ACCOUNTING POLICIES

--------------------------------------------------------------------------------

BASIS OF PREPARATION

The financial statements have been prepared under the historical cost convention.

The principal accounting policies of the company have remained unchanged from the previous year and are set out below.

TURNOVER

Turnover is the total amount receivable by the company for goods supplied and services provided, excluding VAT and trade discounts.

DEPRECIATION

Depreciation is calculated to write down the cost of all tangible fixed assets by equal annual instalments over their expected useful lives. The periods generally applicable are:

Plant and equipment                             4 or 10 years
Motor vehicles                                  3 years
Fixtures, fittings and office equipment         4 or 10 years

RESEARCH AND DEVELOPMENT

Research and development expenditure is charged to profits in the period in which it is incurred.

INTANGIBLE FIXED ASSETS

Purchased goodwill is amortised on a straight-line basis over its estimated useful economic life of five years.

STOCKS

Stocks are stated at the lower of cost and net realisable value.

DEFERRED TAXATION

Deferred tax is provided for under the liability method using the tax rates estimated to arise when the timing differences reverse and is accounted for to the extent that it is probable that a liability or asset will crystallise. Unprovided deferred tax is disclosed as a contingent liability.

CONTRIBUTIONS TO PENSION FUNDS

DEFINED CONTRIBUTION SCHEME

The pension costs charged against profits represent the amount of the contributions payable to the scheme in respect of the accounting period.

LEASED ASSETS

Assets held under finance leases and hire purchase contracts are capitalised in the balance sheet and depreciated over their expected useful lives. The interest element of leasing payments represents a constant proportion of the capital balance outstanding and is charged to the profit and loss account over the period of the lease.

All other leases are regarded as operating leases and the payments made under them are charged to the profit and loss account on a straight-line basis over the lease term.

ROTEC CHEMICALS LIMITED

PRINCIPAL ACCOUNTING POLICIES

_______________________________________________________________________________

FOREIGN CURRENCIES

Transactions in foreign currencies are translated at the exchange rate ruling at the date of the transaction. Monetary assets and liabilities in foreign currencies are translated at the rates of exchange ruling at the balance sheet date. All exchange differences are dealt with through the profit and loss account.

ROTEC CHEMICALS LIMITED

PROFIT AND LOSS ACCOUNT

For the year ended 31 December 1996
-------------------------------------------------------------------------------

                                   NOTE                   1996            1995
                                                         (pound)         (pound)

Turnover                             1                 6,248,016       5,549,011
Cost of sales                                         (4,285,015)     (3,952,655)
                                                      ----------      ----------
Gross profit                                           1,963,001       1,596,356


Distribution costs                                      (950,595)       (799,124)
Administrative expenses                                 (722,899)       (631,216)
                                                      ----------       ---------
OPERATING PROFIT                                         289,507         166,016

Net interest                          2                  (28,659)        (30,141)
                                                      ----------       ---------
PROFIT ON ORDINARY ACTIVITIES
BEFORE TAXATION                       1                  260,848         135,875

Tax on profit on ordinary
activities                            4                  (69,217)        (34,330)
                                                      ----------       ---------
PROFIT TRANSFERRED TO RESERVES       15                  191,631         101,545
                                                      ==========       =========



There were no recognized gains or losses other than the profit for the financial year.

The accompanying accounting policies and notes form an integral part of these financial statements.

ROTEC CHEMICALS LIMITED

BALANCE SHEET AT 31 DECEMBER 1996

______________________________________________________________________________

                                  NOTE    1996       1996       1995      1995
                                        (pound)     (pound)    (pound)   (pound)
FIXED ASSETS
Intangible assets                  5                      --                6,000
Tangible assets                    6                 813,068              570,192
                                                   ---------              -------
CURRENT ASSETS                                       813,068              576,192
Stocks                             8     446,337                331,142
Debtors                            9   1,146,467                958,936
Cash at bank and in hand                  90,094                 57,759
                                      ----------             ----------
                                       1,682,898              1,347,837
CREDITORS: AMOUNTS FALLING
 DUE WITHIN ONE YEAR              10  (1,465,575)            (1,212,442)
                                      ----------             ----------
NET CURRENT ASSETS                                   217,323              135,395
                                                   ---------              -------
TOTAL ASSETS LESS CURRENT
 LIABILITIES                                       1,030,391              711,587

CREDITORS: AMOUNTS FALLING DUE
 AFTER MORE THAN ONE YEAR         11                (208,743)             (96,670)

PROVISIONS FOR LIABILITIES
 AND CHARGES                      12                 (52,700)             (37,600)
                                                   ---------              -------
                                                     768,948              577,317
                                                   =========              =======
CAPITAL AND RESERVES
Called up share capital           14                   1,143                1,143
Share premium account             15                  51,857               51,857
Profit and loss account           15                 715,948              524,317
                                                   ---------              -------
SHAREHOLDERS' FUNDS               16                 768,948              577,317
                                                   =========              =======

The financial statements were approved by the Board of Directors on 20 March 1997.


R I KLIENE    /s/ R I KLIENE       DIRECTOR



J S KLIENE   /s/  J S KLIENE       DIRECTOR






The accompanying accounting policies and notes form an integral part of these financial statements.

ROTEC CHEMICALS LIMITED

CASH FLOW STATEMENT

For the year ended 31 December 1996
_______________________________________________________________________________

                                   NOTE                    1996           1995
                                                          (pound)        (pound)
NET CASH INFLOW FROM OPERATING
  ACTIVITIES                         17                 293,459         33,014

RETURNS ON INVESTMENTS AND
  SERVICING OF FINANCE
Interest paid                                           (10,136)       (16,259)
Finance lease interest paid                             (18,523)       (13,882)
                                                       --------       --------
Net cash outflow from returns
  on investments and servicing
  finance                                               (28,659)       (30,141)
                                                       --------       --------

TAXATION
UK corporation tax paid                                 (28,998)        (5,172)

INVESTING ACTIVITIES
Purchase of tangible fixed assets                      (123,875)      (213,182)
Sale of tangible fixed assets                            28,351         10,250
                                                       --------       --------
NET CASH OUTFLOW FROM INVESTING
  ACTIVITIES                                            (95,524)      (202,932)
                                                       --------       --------
NET CASH INFLOW/(OUTFLOW) BEFORE FINANCING              140,278       (205,231)

FINANCING
Capital element of finance lease
  rentals                                              (126,051)       (10,723)
                                                       --------       --------
NET CASH OUTFLOW FROM FINANCING      18                (126,051)       (10,723)
                                                       --------       --------
INCREASE/(DECREASE) IN CASH AND
  CASH EQUIVALENTS                   19                  14,227       (215,954)
                                                       ========       ========





The accompanying accounting policies and notes form an integral part of these financial statements.

        ROTEC CHEMICALS LIMITED

        NOTES TO THE FINANCIAL STATEMENTS

        For the year ended 31 December 1996

        ------------------------------------------------------------------------

1       TURNOVER AND PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION

        The turnover and profit before taxation are attributable to three activities, consultancy work, sales of materials, and the manufacture of colour master batches, colour compounds and pigment blends for the plastics industry.



        The profit on ordinary activities is stated after:         1996                 1995
                                                                  (pound)              (pound)

        Research and development                                    4,328                 3,940

        Auditors' remuneration                                     10,000                10,000

        Depreciation and amortisation:
        Goodwill                                                    6,000                 3,000
        Tangible fixed assets, owned                               71,010                64,749
        Tangible fixed assets, held under finance
           leases and hire purchase contracts                      75,608                51,950

        Other operating lease rentals                             112,365               112,365
                                                                =========               =======


2       NET INTEREST

                                                                      1996                 1995
                                                                     (pound)              (pound)

        On bank overdraft                                          10,136                16,259

        Finance charges in respect of finance leases               18,523                13,882
                                                                ---------               -------
                                                                   28,659                30,141
                                                                =========               =======

3       DIRECTORS AND EMPLOYEES

        Staff costs during the year were as follows:                  1996                 1995
                                                                     (pound)              (pound)

        Wages on salaries                                         890,360               728,575
        Social security costs                                      82,463                78,990
        Other pension costs                                        56,145                33,965
                                                                ---------               -------
                                                                1,028,968               841,530
                                                                =========               =======

The average number of employees of the company during the year was 47 (1995:43).

ROTEC CHEMICALS LIMITED

NOTES TO THE FINANCIAL STATEMENTS

For the year ended 31 December 1996
--------------------------------------------------------------------------------

Remuneration in respect of directors was as follows:          1996        1995
                                                             (pound)     (pound)

Management remuneration                                      239,584    258,479
                                                             =======    =======
The emoluments of the directors, excluding pension
contributions, were as follows:                               1996        1995
                                                             (pound)     (pound)

The Chairman                                                  52,375     49,217
                                                             =======    =======

The highest paid director                                     66,914     72,110
                                                             =======    =======

The emoluments of the other directors, excluding pension contributions, fell within the following ranges:

                                                              1996        1995
                                                             NUMBER      Number

(pound)15,001 - (pound)20,000                                    --           1
(pound)20,001 - (pound)25,000                                     1          --
(pound)30,001 - (pound)35,000                                    --           1
(pound)35,001 - (pound)40,000                                    --           1
(pound)40,001 - (pound)45,000                                     1          --
(pound)50,001 - (pound)55,000                                     1          --
                                                              =====     =======

4  TAX ON PROFIT ON ORDINARY ACTIVITIES

   The tax charge is based on the profit for the year and represents:

                                                              1996        1995
                                                             (pound)     (pound)

UK Corporation tax at 27% (1995: 25%)                        54,117      29,000
Deferred tax (note 12)                                       15,100       6,550
                                                             ------      ------
                                                             69,217      35,550

Adjustments in respect of prior years:

Corporation tax                                                  --      (1,220)
                                                             ------      ------
                                                             69,217      34,330
                                                             ======      ======

    ROTEC CHEMICALS LIMITED

    NOTES TO THE FINANCIAL STATEMENTS

    For the year ended 31 December 1996
    __________________________________________________________________________

5   INTANGIBLE FIXED ASSETS

                                                                  PURCHASED
                                                                   GOODWILL
                                                                    (pound)

Cost
At 1 January 1996 and 31 December 1996                              15,000
                                                                    ------

Amortisation
At 1 January 1996                                                    9,000
Charge for the year                                                  6,000
                                                                    ------
At 31 December 1996                                                 15,000
                                                                    ------
Net book amount at 31 December 1996                                     --
                                                                    ======
Net book amount at 31 December 1995                                  6,000
                                                                    ======


The purchased goodwill relates to the acquisition of part of the business of Elf Atochem UK Limited, under a contract dated 1 December 1992. The cost has been amortised to zero net book amount in the year, as the contract has now been completed.

    ROTEC CHEMICALS LIMITED

    NOTES TO THE FINANCIAL STATEMENTS

    For the year ended 31 December 1996
    __________________________________________________________________________

6   TANGIBLE FIXED ASSETS

                                                                   FIXTURES,
                                          PLANT AND     MOTOR   FITTINGS AND
                                          EQUIPMENT  VEHICLES         OFFICE       TOTAL
                                                                   EQUIPMENT
                                            (pound)   (pound)        (pound)     (pound)
    Cost
    At 1 January 1996                       734,792   162,067        163,812   1,060,671
    Additions                               321,507    50,847         23,784     396,138
                                          ---------   -------        -------   ---------
                                          1,056,299   212,914        187,596   1,456,809
    Disposals                              (100,316)  (60,292)        (9,156)   (169,764)
                                          ---------   -------        -------   ---------
    At 31 December 1996                     955,983   152,622        178,440   1,287,045
                                          ---------   -------        -------   ---------
    Depreciation
    At 1 January 1996                       327,491    87,000         75,988     490,479
    Provided in the year                     78,741    47,553         20,324     146,618
                                          ---------   -------        -------   ---------
                                            406,232   134,553         96,312     637,097
    Eliminated on disposals                (100,315)  (53,649)        (9,156)   (163,120)
                                          ---------   -------        -------   ---------
    At 31 December 1996                     305,917    80,904         87,156     473,977
                                          ---------   -------        -------   ---------
    Net book amount at 31 December 1996     650,066    71,718         91,284     813,068
                                          =========   =======        =======   =========
    Net book amount at 31 December 1995     407,301    75,067         87,824     570,192
                                          =========   =======        =======   =========

    The figures stated above include assets held under finance leases and similar hire purchase contracts, as follows:

                                                       PLANT AND        MOTOR
                                                       EQUIPMENT     VEHICLES
                                                         (pound)      (pound)

    Net book amount at 31 December 1996                 441,858       41,033
                                                        =======       ======
    Net book amount at 31 December 1995                 227,918       60,715
                                                        =======       ======
    Depreciation provided during year                    45,686       29,922
                                                        =======       ======


7   INVESTMENTS

                                                                   SHARES IN
                                                                  SUBSIDIARY
                                                                UNDERTAKINGS
                                                                     (pound)

    Net book amount at 31 December 1996 and at 31 December 1995           --
                                                                      ======


ROTEC CHEMICALS LIMITED

NOTES TO THE FINANCIAL STATEMENTS

For the year ended 31 December 1996
_______________________________________________________________________________

At 31 December 1996 the company held more than 20% of the allotted share capital of the following undertakings:

                               COUNTRY OF                CLASS
                            INCORPORATION             OF SHARE      PROPORTION     NATURE OF
                            /REGISTRATION         CAPITAL HELD            HELD      BUSINESS

Tecron Industries Limited         England   (pound) 1 ordinary          66.67%       Dormant

Fabri-moulds Limited              England   (pound) 1 ordinary              By       Dormant
                                                                    subsidiary
                                                                   undertaking
                                                                          100%

Swavesey Colours Limited          England   (pound) 1 ordinary            100%       Dormant


8   STOCKS

                                                              1996        1995
                                                           (pound)     (pound)

    Raw materials                                          438,164     324,308
    Short-term work in progress                              8,173       6,834
                                                           -------     -------
                                                           446,337     331,142
                                                           =======     =======

9   DEBTORS

                                                              1996        1995
                                                           (pound)     (pound)

    Trade debtors                                        1,007,076     754,183
    Amounts owed by related undertakings                   109,995     177,121
    Prepayments and accrued income                          29,396      27,632
                                                         ---------     -------
                                                         1,146,467     958,936
                                                         =========     =======

ROTEC CHEMICALS LIMITED

NOTES TO THE FINANCIAL STATEMENTS

For the year ended 31 December 1996
--------------------------------------------------------------------------------

10      CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR

                                                              1996        1995
                                                             (pound)     (pound)

        Bank overdraft                                       312,728     294,620
        Trade creditors                                      768,388     625,241
        Amounts owed to group undertakings                    11,794      11,794
        Amounts owed to related undertakings                     211          17
        Corporation tax                                       54,119      29,000
        Social security and other taxes                       92,719      85,384
        Other creditors                                        6,217       2,320
        Accruals and deferred income                         108,041      86,847
        Amounts due under finance leases                     111,358      77,219
                                                           ---------   ---------
                                                           1,465,575   1,212,442
                                                           =========   =========

        The bank overdraft is secured by a fixed and floating charge over all the assets of the company.

11     CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR

                                                              1996        1995
                                                             (pound)     (pound)

        Amounts due under finance leases                     208,743     96,670
                                                             =======     ======


        Borrowings are repayable as follows:                  1996        1995
                                                             (pound)     (pound)

        Within one year
          Bank overdraft                                     312,728    294,620
          Finance leases                                     111,358     77,219
        After one and within two years
          Finance leases                                      74,902     61,685
        After two and within five years
          Finance leases                                     133,841     34,985
                                                             -------    -------
                                                             632,829    468,509
                                                             =======    =======

ROTEC CHEMICALS LIMITED

NOTES TO THE FINANCIAL STATEMENTS

For the year ended 31 December 1996
--------------------------------------------------------------------------------

12       PROVISIONS FOR LIABILITIES AND CHARGES


                                                                DEFERRED
                                                                TAXATION
                                                                 (pound)


At 1 January 1996                                                 37,600
Provided during the year                                          15,100
                                                                --------
At 31 December 1996                                               52,700
                                                                ========

13       DEFERRED TAXATION

Deferred taxation is fully provided for in the financial statements and is set out below. The amounts provided have been calculated using a tax rate of 25% (1995-25%).



                                                         AMOUNT PROVIDED
                                                     1996               1995
                                                   (pound)            (pound)

Accelerated capital allowances                     52,700             37,600
                                                   ======             ======





14      SHARE CAPITAL

                                                     1996               1995
                                                    (pound)            (pound)
Authorized
10,000 ordinary shares of (pound) 1 each            10,000             10,000
                                                    ======             ======

Allotted, called up and fully paid
1,143 ordinary shares of (pound) 1 each              1,143              1,143
                                                    ======             ======

15      SHARE PREMIUM ACCOUNT AND RESERVES




                                                  SHARE
                                                PREMIUM                 PROFIT AND
                                                ACCOUNT               LOSS ACCOUNT
                                                (pound)                  (pound)

At 1 January 1996                               51,857                     524,317
Retained profit for the year                        --                     191,631
                                                ------                     -------
At 31 December 1996                             51,857                     715,948
                                                ======                     =======

        ROTEC CHEMICALS LIMITED

        NOTES TO THE FINANCIAL STATEMENTS

        For the year ended 31 December 1996

        ------------------------------------------------------------------------

16      RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' FUNDS

                                                                                     1996          1995
                                                                                  (pound)       (pound)
        Profit for the financial year                                             191,631       101,545
                                                                                ---------       -------
        Net increase in shareholders' funds                                       191,631       101,545
        Shareholders' funds at 1 January 1996                                     577,317       475,772
                                                                                ---------       -------
        Shareholders' funds at 31 December 1996                                   768,948       577,317
                                                                                =========       =======


17     NET CASH INFLOW FROM OPERATING ACTIVITIES

                                                                                     1996           1995
                                                                                  (pound)        (pound)
        Operating profit                                                          289,507        166,016
        Depreciation and amortisation                                             152,618        119,699
        Profit on sale of tangible fixed assets                                   (21,707)       (10,248)
        Increase in stocks                                                       (115,195)       (34,138)
        Increase in debtors                                                      (187,531)      (237,268)
        Increase in creditors                                                     175,767         28,953
                                                                                ---------        -------
        Net cash inflow from operating activities                                 293,459         33,014
                                                                                =========        =======

18      ANALYSIS OF CHANGES IN FINANCING


                                                SHARE CAPITAL                   LOANS AND AMOUNTS DUE
                                             (INCLUDING PREMIUM)                 UNDER FINANCE LEASES
                                              1996             1995                 1996           1995
                                           (pound)          (pound)              (pound)        (pound)
        At 1 January 1996                   53,000           53,000              173,889        139,930
        Net cash outflow from financing         --              --              (126,051)       (10,723)
        Inception of finance leases             --              --               272,263         44,682
                                            ------           ------             --------        -------
        At 31 December 1996                 53,000           53,000              320,101        173,889
                                            ======           ======             ========        =======

19      ANALYSIS OF CHANGES IN CASH AND CASH EQUIVALENTS

                                                                                    1996             1995
                                                                                 (pound)          (pound)

        At 1 January 1996                                                       (236,861)         (20,907)
        Net cash inflow/(outflow)                                                 14,227         (215,954)
                                                                                --------         --------
        At 31 December 1996                                                     (222,634)        (236,861)
                                                                                ========         ========

ROTEC CHEMICALS LIMITED

NOTES TO THE FINANCIAL STATEMENTS

For the Year Ended 31 December 1996
-------------------------------------------------------------------------------

20      ANALYSIS OF CASH AND CASH EQUIVALENTS

                                                                                  CHANGE IN      CHANGE IN
        Cash and cash equivalents comprise:    1996         1995         1994        1996          1995
                                              (pound)      (pound)      (pound)     (pound)       (pound)

        Cash at bank and in hand              90,094        57,759       88,965      32,335       (31,206)
        Bank overdraft                      (312,728)     (294,620)    (109,872)    (18,108)     (184,748)
                                            --------      --------     --------     -------      --------
                                            (222,634)     (236,861)     (20,907)     14,227      (215,954)
                                            ========      ========     ========     =======      ========

21      CAPITAL COMMITMENTS

        The company had no capital commitments at 31 December 1996 or 31 December 1995.

22      CONTINGENT LIABILITIES

        There were no contingent liabilities at 31 December 1996 or 31 December 1995.

23      PENSIONS

        Defined Contribution Scheme

        The company operates a defined contribution pension scheme for the benefit of certain directors and employees. The assets of the scheme are administered by trustees in a fund independent from those of the company.

24      LEASING COMMITMENTS

        Operating lease payments amounting to (pound) 125,357 (1995: (pound) 25,357) are due within one year. The leases to which these amounts relate expire as follows:

                                                       1996            1995
                                                      (pound)         (pound)
        Land and buildings
        In five years or more                        125,357         125,357
                                                     =======         =======

25      CONTROLLING RELATED PARTY

        John Kliene is this company's controlling related party by virtue of his shareholding. John Kliene holds another controlling directorship in Francis Ward Limited which results in the two companies being related.

        Tecron Pension Fund Limited is a related party as Ron Kliene holds more than 20% of the share capital of Rotec Chemicals Limited and is also a trustee in Tecron Pension Fund Limited.

    ROTEC CHEMICALS LIMITED

    NOTES TO THE FINANCIAL STATEMENTS

    For the year ended 31 December 1996
    ___________________________________________________________________________


26  RELATED PARTY TRANSACTIONS

                                                                      VALUE OF
                                                                  TRANSACTIONS
                                                                     (pound)

    Sales to Francis Ward Limited                                    689,885
    Repairs to machinery completed for Francis Ward Limited           10,953
    Capital equipment sold to Francis Ward Limited                    39,175
    Recharged expenses incurred by Rotec Chemicals Limited
      on behalf of Francis Ward Limited                              181,246
    Purchases from Francis Ward Limited                                2,684
    Contributions to Tecron Pension Fund Limited                      16,582
                                                                     =======

27  UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES ("GAAP")

    The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United Kingdom. The principles differ in a number of important respects from account principles generally accepted in the United States. With respect to the financial statements of the Company, changes to the presentation of the Cash Flow Statement would have been required had accounting principles generally accepted in the United States been applied.

    CASH FLOW STATEMENT

    Under UK GAAP, returns on investments and servicing of finance are shown as a separate activity in the cash flow statement. Under US GAAP, these amounts would be included in cash flows from operating activities.

    Under US GAAP, non cash transactions are not included within the cash flow statement but shown separately in a note. For the year ended 31 December 1996, capital lease obligations of (pound)213,806 were entered into for the purchase of equipment.

    Also, the Company reconciles the statement of cash flows to an amount that includes bank overdraft balances. Under US GAAP, changes to such balances are generally included as financing activities.


28  SUBSEQUENT EVENT

    On 21 March 1997 it was announced that the boards of Rotec and ICO INC have reached an agreement in principle whereby ICO will purchase Rotec for $2,500,000 and 427,350 shares of ICO common stock. The purchase price is also subject to an earnout provision based on future net income.